EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the prospectus constituting a part of the registration statement of the secondary offering of DIMON Incorporated of our report dated July 31, 1995, which appears in such prospectus.

We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/  DELOITTE & TOUCHE

Deloitte & Touche

Thessaloniki, Greece
May 22, 1996